© 2020 Valmont® Industries, Inc. VALMONT ANNOUNCES SEGMENT REALIGNMENT April 2022

Two Reportable Segments • Valmont will have two reportable segments: Infrastructure and Agriculture to align with internal management structure • Infrastructure includes the previous segments of Utility Support Structures, Engineered Support Structures and Coatings • Agriculture is a renaming of the previous Irrigation segment • Elevates the focus on capital allocation, R&D/technology development and market strategies across the Valmont leadership team • Centralizing operations of the manufacturing footprint on a global basis across both segments to improving productivity, increasing output and driving efficient capital allocation • All financial reporting (10Q/10K, press releases, presentations and other SEC filings) will reflect two segments instead of four beginning with 1Q 2022 reporting, including a recast of comparable prior year segment financial information for 2020 and 2021 • The Company's historical GAAP balance sheet, income statement and cash flows are not affected April 6, 2022 | Valmont Industries, Inc.2

Realigned Segment Structure Previous Segment Structure April 6, 2022 | Valmont Industries, Inc.3 COATINGS IRRIGATION ENGINEERED SUPPORT STRUCTURES UTILITY SUPPORT STRUCTURES AGRICULTUREINFRASTRUCTURE New Segment Structure

Historical Segment Financials

	2021					2020
	Q1	Q2	Q3	Q4	FY	FY
Sales:						
Infrastructure segment	$ 549,646	$ 617,604	$ 634,283	$ 693,568	$ 2,495,101	$ 2,261,804
Agriculture segment	229,664	281,965	240,331	276,757	1,028,717	645,831
Total	779,310	899,569	874,614	970,325	3,523,818	2,907,635
Intersegment Sales:						
Infrastructure segment	(3,201)	(2,796)	(1,826)	(2,753)	(10,576)	(6,541)
Agriculture segment	(1,223)	(2,144)	(4,006)	(4,294)	(11,667)	(5,739)
Total	(4,424)	(4,940)	(5,832)	(7,047)	(22,243)	(12,280)
Net Sales:						
Infrastructure segment	546,445	614,808	632,457	690,815	2,484,525	2,255,263
Agriculture segment	228,441	279,821	236,325	272,463	1,017,050	640,092
Total	$ 774,886	$ 894,629	$ 868,782	$ 963,278	$ 3,501,575	$ 2,895,355
Operating Income:						
Infrastructure segment	54,449	61,550	71,422	45,985	233,406	209,172
Agriculture segment	38,748	41,984	27,735	28,560	137,027	83,046
Corporate	(15,986)	(20,909)	(22,962)	(23,791)	(83,648)	(66,265)
Total	$ 77,211	$ 82,625	$ 76,195	$ 50,754	$ 286,785	$ 225,953

INFRASTRUCTURE: This segment consists of the manufacture and distribution of products and solutions for infrastructure markets, including structures and components for lighting, transportation and telecommunication; utility markets, including transmission, distribution and renewable energy; and coatings services to preserve and protect metal products

AGRICULTURE: This segment consists of the manufacture of center pivot and linear irrigation equipment for agricultural markets, including parts, services and tubular products, and advanced technology solutions for water management and precision agriculture

CONSOLIDATED RESULTS: *The Company's GAAP consolidated results are not affected*

4 April 6, 2022 | Valmont Industries, Inc.

valmont

Adjusted Infrastructure Operating Income – Including Reconciliation of GAAP to Non-GAAP

The non-GAAP tables below disclose the impact of 1) the impairment of long-lived assets 2) a write off of a receivable following arbitration of a commercial transaction from 2014, 3) 2020 restructuring activates including related asset impairments, and 4) severance expenses on the Infrastructure segment operating income. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Infrastructure Segment					
Operating Income Reconciliation	***Q1 2021***	***Q2 2021***	***Q3 2021***	***Q4 2021***	***Fiscal 2021***	***Fiscal 2020***
Operating income - as reported	54,449	61,550	71,422	45,985	233,406	209,172
Impairment of long-lived assets	-	-	-	27,911	27,911	16,638
Write-off of a receivable, pre-tax	-	5,545	-	-	5,545	-
Restructuring and related asset impairment costs	-	-	-	-	-	20,898
Severance expense, pre-tax	-	650	-	2,492	3,142	-
Adjusted Operating Income	$ 54,449	$ 67,745	$ 71,422	$ 76,388	$ 270,004	$ 246,708
Sales, before intersegment elims. - as reported	$ 549,646	617,604	634,283	693,568	2,495,101	2,261,804
Operating Income as a % of Sales	9.9%	10.0%	11.3%	6.6%	9.4%	9.2%
Adjusted Operating Income as a % of Sales	9.9%	11.0%	11.3%	11.0%	10.8%	10.9%

Agriculture is a renaming of the previous Irrigation segment so historical results, and historical presentation of non-GAAP results, will not change

5 April 6, 2022 | Valmont Industries, Inc.

valmont